Exhibit 99.1

Strayer Education Inc.

Making Education Achievable for Working Adults

FOR IMMEDIATE RELEASE

For more information contact:

Daniel Jackson, Executive Vice President

and Chief Financial Officer

(703) 713-1862

daniel.jackson@strayer.edu

Strayer Education, Inc. Announces Prepayment of Term Loan and Extension of Revolving Credit Facility

HERNDON, Va., July 8, 2015 − Strayer Education, Inc. (NASDAQ: STRA) today announced that on July 2, 2015, it prepaid the outstanding principal balance of its term loan facility, and amended its existing credit agreement dated November 8, 2012. The amendment extends the maturity date of the revolving credit facility from December 31, 2016 to July 2, 2020, and increases available borrowings from $100 million to $150 million, with an option to increase the commitments under the revolving facility by an additional $50 million. Currently, there are no outstanding borrowings under the amended credit facility. Additional information is available in the Company’s current report on Form 8-K filed with the SEC today.

About Strayer Education, Inc.

Strayer Education, Inc. (NASDAQ: STRA) is an education services holding company that owns Strayer University. Strayer’s mission is to make higher education achievable for working adults. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice to working adult students. The University includes Strayer@Work, which serves corporate clients by delivering the next generation of performance improvement and workforce development.  Strayer University also offers an executive MBA online and corporate training program through its Jack Welch Management Institute. The University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education, 3624 Market Street, Philadelphia, PA 19104. (267-284-5000). The Middle States Commission on Higher Education is an institutional accrediting agency recognized by the U.S. Secretary of Education and the Council for Higher Education Accreditation.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such statements may be identified by the use of words such as "expect," "estimate," "assume," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. The statements are based on the Company's current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include the pace of growth of student enrollment, the Company’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks relating to the timing of regulatory approvals, the Company’s ability to implement its growth strategy, risks associated with the ability of the University’s students to finance their education in a timely manner, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its subsequent filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. The Company undertakes no obligation to update or revise forward looking statements.